                                                                    EXHIBIT 10.4
                                                                    ------------









                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            CARDINAL PROPERTIES L.P.

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----

DEFINITIONS
-----------

ARTICLE ONE
-----------
         FORMATION OF THE PARTNERSHIP........................................3

ARTICLE TWO
-----------
         NAME................................................................3

ARTICLE THREE
-------------
         PLACE OF BUSINESS; AGENT FOR SERVICE OF PROCESS.....................3

ARTICLE FOUR
------------
         PURPOSES AND POWERS OF THE PARTNERSHIP..............................4

ARTICLE FIVE
------------
         TERM OF THE PARTNERSHIP.............................................9

ARTICLE SIX
-----------
         NAMES AND ADDRESSES OF PARTNERS; CAPITAL
         CONTRIBUTIONS; PERCENTAGE INTERESTS.................................9

ARTICLE SEVEN
-------------
         ALLOCATIONS OF NET PROFITS AND LOSSES; TAX ITEMS;
         CAPITAL ACCOUNTS...................................................10

ARTICLE EIGHT
-------------
         DISTRIBUTIONS......................................................10

ARTICLE NINE
------------
         PARTNERSHIP MATTERS................................................11

ARTICLE TEN
-----------
         MANAGEMENT; DUTIES AND RESTRICTIONS................................12

ARTICLE ELEVEN
--------------
         TRANSFER OF LIMITED PARTNERSHIP INTERESTS..........................14

ARTICLE TWELVE
--------------
         TRANSFER OF GENERAL PARTNER'S INTEREST.............................15


                                       (i)

ARTICLE THIRTEEN
----------------
         LIQUIDATION, DISSOLUTION, DEATH, LEGAL INCAPACITY,
         INSOLVENCY OR REMOVAL OF A GENERAL PARTNER.........................15

ARTICLE FOURTEEN
----------------
         DISSOLUTION OF THE PARTNERSHIP.....................................16

ARTICLE FIFTEEN
---------------
         TAX MATTERS........................................................18

ARTICLE SIXTEEN
---------------
         NOTICE; CONSENT....................................................19

ARTICLE SEVENTEEN
-----------------
         POWER OF ATTORNEY..................................................19

ARTICLE EIGHTEEN
----------------
         MISCELLANEOUS......................................................20

EXHIBIT A         CAPITAL ACCOUNTS; DEFINITIONS; SPECIAL
---------         ALLOCATIONS & TAX ALLOCATIONS............................A-1

EXHIBIT B         ROSTER OF PARTNERS.......................................B-1
---------

EXHIBIT C         ORIGINAL CONTRIBUTION OF PROPERTIES......................C-1
---------

EXHIBIT D         SUBSEQUENT CONTRIBUTION OF PROPERTIES....................D-1
---------
                                      (ii)

                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            CARDINAL PROPERTIES L.P.

         This Limited Partnership Agreement is made as of the ___ day of ___________, 1997 among Lexreit Properties, Inc. ("Lexreit"), an Ohio corporation, as General Partner and Cardinal Realty Services, Inc. ("CRSI"), an Ohio corporation, as Limited Partner.

         In consideration of the mutual covenants herein contained and intending to be legally bound, the parties hereto form a limited partnership under the laws of the State of Ohio, upon the following terms and conditions:

                                   DEFINITIONS
                                   -----------

         Words and phrases used in this Agreement, unless the context clearly indicates otherwise, have the following meanings:

      (i) The term "Act" means the Ohio Limited Partnership Act, Chapter 1782 of the Ohio Revised Code, as of the date of this Agreement.

      (ii) The term "Agreement" means this Limited Partnership Agreement, as amended from time to time.

      (iii) The term "Capital Account" has the meaning set forth in Exhibit A.

      (iv) The term "Capital Contribution" means the total amount of cash or property contributed to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the interest of such Partner.

      (v) The term "Certificate" means the valid Certificate of Limited Partnership of the Partnership, duly filed and amended.

      (vi) The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (vii) The term "Distributable Funds from Partnership Operations" means (i) net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (losses) from transactions generating Sale and Refinancing Proceeds, plus (ii) real estate related depreciation and amortization, reduced by (iii) principal payments on debt service requirements and capital expenditures and Reserves for the Properties, plus (iv) Sale and Refinancing Proceeds, plus (v) major maintenance and capital expenditures funded from deferred escrows.

      (viii) The term "General Partner" means Lexreit and any successor general partners or additional general partners admitted in accordance with Article Twelve or Article Thirteen.

      (ix) The term "Investment Entity" means any Person listed on Exhibits C or D in which the Partnership holds an equity interest.

      (x) The term "Limited Partner" means CRSI, and any person who becomes a limited partner pursuant to the terms of this Agreement.

      (xi) The term "Limited Partnership Interest" means the interest of a Limited Partner.

      (xii) The terms "Net Profits" and "Net Losses" have the meanings set forth in Exhibit A.

      (xiii) The term "Partners" means the General Partner and the Limited Partner; the term "Partner" means any General Partner or Limited Partner individually.

      (xiv) The term "Partnership" means Cardinal Properties L.P.

      (xv) The term "Percentage Interest" means the interest of a Partner in the Net Profits, Net Losses and certain cash flow distributions of the Partnership, as set forth in Exhibit B.

      (xvi) The term "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

      (xvii) The term "Properties" means (a) interests in the Investment Entities listed on Exhibits C and D hereto as of the date of formation and as amended from time to time by the General Partner due to (i) purchases and sales of interests in such Investment Entities, and (ii) contributions by the Partners of additional interests in Investment Entities, and (b) other interests in real property acquired from time to time.

      (xviii) The term "Reserves" means reasonable amounts set aside to fund Partnership expenses, debt payments, capital improvements, replacements, and contingencies, as determined by the General Partner, in its sole discretion.

      (xix) The term "Exhibit A" means Exhibit A to this Agreement.

      (xx)  The term "Exhibit B" means Exhibit B to this Agreement.

      (xxi) The term "Exhibit C" means Exhibit C to this Agreement.

      (xxii) The term "Exhibit D" means Exhibit D to this Agreement.

      (xxiii) The term "Sale or Refinancing Proceeds" means funds (net of expenses and debt repayment) generated from the sale of or the refinancing of property (including furniture and equipment) of the Partnership; or, to the extent distributed to the Partnership, of property (including furniture and equipment) of any Investment Entity.

      (xxiv) The term "Substitute Limited Partner" means a person admitted as a Limited Partner in the Partnership in accordance with Article Eleven of this Agreement with all the rights of, and in the place of, a Limited Partner.


                                   ARTICLE ONE
                                   -----------
                          FORMATION OF THE PARTNERSHIP
                          ----------------------------

         The parties agree to form the Partnership as a limited partnership under the Act on the terms and conditions set forth in this Agreement. The rights and liabilities of the Partners will be as provided in the Act, except as otherwise expressly provided in this Agreement. The General Partner will from time to time execute or cause to be executed all such certificates (including limited partnership and fictitious name certificates) or other documents and cause to be done all such filings, recordings, publishings, or other acts as may be necessary or appropriate to comply with the requirements for the formation and operation of a limited partnership under the laws of the State of Ohio and under the laws of any other jurisdiction in which the Partnership conducts business.


                                   ARTICLE TWO
                                   -----------
                                      NAME
                                      ----

         The name of the Partnership is Cardinal Properties L.P. The business of the Partnership may, however, be conducted under any other name or names selected by the General Partner.


                                  ARTICLE THREE
                                  -------------
                 PLACE OF BUSINESS; AGENT FOR SERVICE OF PROCESS
                 -----------------------------------------------

         3.1 PLACE OF BUSINESS. The principal office of the Partnership will be located at 41 South High Street, 24th Floor, Columbus, Ohio 43215 or at such other place as the General Partner may direct. As required by the Act, records pertaining to the Partnership will be kept at the Partnership's principal office. The Partnership may maintain additional offices at any other place or places as the General Partner may deem advisable.

         3.2 AGENT FOR SERVICE OF PROCESS. The agent for service of process as required by the Act is ACFB Incorporated, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114-2378. The General Partner may remove and change the agent by amending the Certificate.

                                  ARTICLE FOUR
                                  ------------
                     PURPOSES AND POWERS OF THE PARTNERSHIP
                     --------------------------------------

         4.1 PURPOSES AND POWERS OF THE PARTNERSHIP. The Partnership has been formed pursuant to the Act for the purposes of (i) owning, operating, maintaining, administering, developing, holding, improving, rehabilitating, redeveloping, renovating, expanding, leasing, mortgaging, selling, exchanging, disposing of, and generally dealing in and with, the Properties and any other property owned by the Partnership, (ii) financing or refinancing for any of the foregoing purposes, or for any other purpose in furtherance of, or necessary, convenient, or incidental to the business or requirements of the Partnership,
(iii) seeking to acquire, acquiring, obtaining options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in, or in Persons owning, or owning an interest or interests in property or properties in anticipation of developing same, or any other property as shall be specifically, in all such cases, designated from time to time by the General Partner, (iv) holding an interest as a partner (general and/or limited), member or shareholder in a management leasing, development, administrative or other service company, including interests incidental to such interests, and (v) engaging in any other activities (including the ownership of property) that are in furtherance of or necessary or incidental or related to any of the foregoing.

         In furtherance of its purposes, but subject to the provisions of this Agreement, the Partnership has the power and is hereby authorized to, directly or indirectly:

                (i) retain, own, hold, do business with, acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), renovate, rehabilitate, improve, expand, lease, operate, maintain, and administer and sell, convey, assign, exchange, mortgage, finance, refinance, or demolish, or deal in any manner with, any Property and any real or personal property used in connection therewith or which may be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership;

               (ii) borrow, including, without limitation, borrowing to obtain funds to acquire, own, obtain an option or other right to acquire, develop, and/or improve (including, without limitation, to renovate, rehabilitate, expand, lease, operate, maintain, and administer) an opportunity, and make capital improvements and/or investments in one or more Properties, and refinance any indebtedness or borrowing in furtherance of, or necessary, convenient, or incidental to the accomplishment of, any purposes or requirements of the Partnership, issue evidences of indebtedness to evidence such borrowings which may be convertible in whole or in part into Partnership Interests to be issued and which may be unsecured or secured by a mortgage, deed of trust, assignment, pledge, or other lien on a Property or any other asset(s) of the Partnership and/or a Property, and enter into guaranty agreements and/or indemnity agreements in connection with any such borrowings or in connection with a borrowing by or indebtedness of any other Person in which the Partnership holds an interest;

              (iii) contribute to the capital of, or lend to, a Property, acquire, own, obtain an option or other right to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), develop, renovate, rehabilitate, improve, expand, lease, make capital improvements to, satisfy obligations of, or operate an opportunity to be held as a Property;

              (iv) seek and/or locate opportunities that are or are intended to be in furtherance of, or necessary, convenient or incidental to the accomplishment of, any purposes of the Partnership;

              (v) perform and/or engage others to perform studies and/or investigation or analysis of any sort in respect of a possible or proposed opportunity;

              (vi) acquire and/or obtain options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in real property or other opportunities that are or are intended to be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, as shall be specifically, from time to time, designated by the General Partner, and enter into and perform any and all agreements, execute any and all instruments and documents, and take any and all actions with respect thereto;

              (vii) accept, in exchange for a Partnership Interest and, if desired, admission as a Partner in the Partnership, and as a contribution to the capital of the Partnership, or through the liquidation of a corporation or other entity, or otherwise, or interests in real estate investments;

              (viii) take any action reasonably anticipated to enhance, protect, defend and/or preserve, the value of a Property;

              (ix) act as one of the general and/or limited partners of, or a member of, or act as the sole general or limited partner of a Property, and exercise all the powers and authorities given to the Partnership by the partnership agreement, operating agreement or other governing document covering such Property, or otherwise own all or any part or portion of a Property;

                (x) enter into, consent to, and enter into amendments of, any partnership agreement, operating agreement or other governing document covering a Property or any other agreement to which the Partnership or a Property is or is to be a party;

              (xi) enter into ground leases, as a tenant or landlord, in respect of all or any part or portion of the Partnership's real property;

              (xii) convert a Property, or a part thereof, to condominium or cooperative status;

              (xiii) prepay in whole or in part, and refinance, recast, increase, modify, amend, extend, or assign any loan, secured or unsecured, and in connection therewith, execute any extensions, renewals, or modifications of any mortgage or deed of trust or lien securing any such loan;

              (xiv) act as one of the general and/or limited partners, or shareholders of, or member of, or act as the sole general or limited partner or shareholder of or member of, or otherwise employ, a management, leasing, development, or other service company, to perform or engage others to perform all activities and services in respect of a Property or to perform administrative services for the Partnership and the General Partner, and pay compensation for such services;

              (xv) enter into, perform, and carry out contracts or agreements of any kind, including, without limitation, contracts or agreements with a Partner or an affiliate thereof, in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, including, without limitation, the execution and delivery of all agreements, certificates, instruments, or documents required by lenders or in connection with any mortgage, deed of trust, or assignment;

              (xvi) place record ownership to a Property (or any part thereof), or any other Partnership property in the name or names of a nominee or nominees, or establish a trust ("nominee" or otherwise) to own or hold a Property, or any other Partnership property, including to direct, select, and remove the trustee(s) thereof and amend or terminate such trust, all for the purpose of financing or any other convenience;

              (xvii) execute contracts with governmental agencies, including, without limitation, any documents required in connection with any debt;

              (xviii) execute any lease or leases (without limit as to the term thereof (including beyond the term of the Partnership), whether or not the space so leased is to be occupied by the lessee or, in turn, sub-leased in whole or in part to others) with respect to all or any part of a Property;

              (xix) obtain, through contract or otherwise, goods and services;

              (xx) maintain insurance;

              (xxi) invest in, reinvest, and oversee the investment of, cash and cashlike assets;

              (xxii) make or revoke any election permitted the Partnership by any taxing or other authority;

              (xxiii) foreclose upon any property;

              (xxiv) admit a Person as a Partner to the Partnership, or increase or decrease the interest of a Partner in the Partnership, pursuant to the terms of this Agreement;

              (xxv) sell, exchange, or otherwise dispose of, upon any terms, all or any part or portion of Partnership property or the property of a Property;

              (xxvi) enter into, perform, and carry out contracts which may be lawfully carried out or performed by a partnership under applicable laws including, without limitation, agreements with respect to management of real property, including agreements with persons affiliated with a Partner;

              (xxvii) enter into an agreement to merge with or into another partnership, limited liability company or corporation, having similar purposes as the Partnership and having the Partnership or such other partnership, limited liability company or corporation as the surviving entity;

              (xxviii) retain legal counsel, accountants, appraisers, and any other professionals in connection with the business of the Partnership or of a Property;

              (xxix) execute or deliver any assignment for the benefit of creditors of the Partnership or of a Property;

              (xxx) negotiate with, defend, and resolve all matters with any person;

              (xxxi) sue on, defend, pursue, or compromise any and all claims or liabilities in favor of or against the Partnership or a Property, submit any or all such claims or liabilities to arbitration, and confess a judgment against the Partnership or a Property in connection with litigation in which the Partnership or a Property may be involved;

              (xxxii) take any action and exercise any right (including the assignment or disposition of same) under any contract or agreement to which the Partnership or a Property is a party;

              (xxxiii) terminate, dissolve, and liquidate any Person, including, without limitation, a Property, and retain and deal in and with the assets (subject to liabilities and obligations) received as a result of any such liquidation;

              (xxxiv) amend, modify, or terminate and deal in any manner with any instrument, including, without limitation, any trust instrument, corporate document, partnership agreement, or joint venture agreement covering or in respect of a Property;

              (xxxv) indemnify the General Partner and satisfy such indemnifications from the assets of the Partnership; and

              (xxxvi) in addition to the foregoing, take or omit to take any action as may be necessary, convenient, or desirable to further the purposes or intent of the Partnership, and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.

         4.2 PARTNERSHIP ONLY FOR PURPOSES SPECIFIED. The Partnership shall be a partnership only for the purposes specified in Section 4.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 4.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit, or assume any obligation or responsibility on behalf of the Partnership, its properties, or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness, or obligations incurred pursuant to and as limited by the terms of this Agreement or incurred pursuant to the Act.

         4.3 REAL ESTATE INVESTMENT TRUST REQUIREMENTS. Notwithstanding anything to the contrary contained in this Agreement, for so long as the General Partner is a Partner, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary (including making appropriate distributions from time to time), so as to permit the General Partner (i) to continue to qualify as a Real Estate Investment Trust under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law (the "REIT REQUIREMENTS"), and (ii) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under
Section 857(b)(5) of the Code, so long as such taxes may be imposed and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, each of (i) and (ii) to at all times be determined (a) as if the General Partner's sole asset is its Partnership Interest, and (b) without regard to the action or inaction of the General Partner with respect to distributions (by way of dividends or otherwise) and the timing thereof.

                                  ARTICLE FIVE
                                  ------------
                             TERM OF THE PARTNERSHIP
                             -----------------------

         The term of the Partnership will begin on the date that the Certificate of Limited Partnership is filed with the Secretary of State of Ohio and will continue in existence until December 31, 2037, unless earlier terminated as provided in Article Fourteen.


                                   ARTICLE SIX
                                   -----------
                        NAMES AND ADDRESSES OF PARTNERS;
                        --------------------------------
                   CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS
                   -------------------------------------------

         6.1 NAMES AND ADDRESSES. The full names and addresses of the Partners are set forth in Exhibit B to this Agreement.

         6.2 CAPITAL CONTRIBUTIONS. The Capital Contributions of each of the Partners is set forth in Exhibit B to this Agreement. The Capital Contributions credited to Cardinal Realty Services, Inc.'s ("Cardinal") Capital Account were made by certain subsidiaries of Cardinal who directed the Partnership to issue the Partnership interests to be received in exchange therefor to Cardinal.

         6.3 PERCENTAGE INTERESTS. The Percentage Interest of each of the Partners is set forth in Exhibit B to this Agreement.

         6.4 EXHIBIT B. The Percentage Interests of the Partners shall be adjusted upon the event of a sale, transfer, assignment or redemption of an interest in the Partnership. The General Partner will amend Exhibit B to reflect any adjustments to the Percentage Interests of the Partners. In addition, the General Partner will (a) amend Exhibit B to reflect additional capital contributions by Partners, (b) add to Exhibit B the name and addresses of any new Partners admitted to the Partnership in accordance with the terms of this Agreement and (c) delete from Exhibit B the names and addresses of any Partners who withdraw from the Partnership.

         6.5 ADDITIONAL CAPITAL CONTRIBUTIONS. No Limited Partner will be permitted to make additional capital contributions to the Partnership without the consent of the General Partner. No Limited Partner will at any time be required to make any additional contributions to the capital of the Partnership. Any capital contributions made after those referenced in Section 6.2 hereof shall be listed on Exhibit D hereof.

         6.6 NO RETURN OF CAPITAL CONTRIBUTIONS; NO INTEREST ON CAPITAL CONTRIBUTIONS. No Partner will be entitled to demand or receive the return of his Capital Contribution, except as otherwise specifically provided in this Agreement. No interest will be paid on Capital Contributions to the Partnership.

                                  ARTICLE SEVEN
                                  -------------
                     ALLOCATIONS OF NET PROFITS AND LOSSES;
                     --------------------------------------
                           TAX ITEMS; CAPITAL ACCOUNTS
                           ---------------------------

         7.1 NET PROFITS, NET LOSSES AND TAX ITEMS. The Net Profits and Net Losses of the Partnership, and tax items of the Partnership, will be allocated among the Partners as set forth in Exhibit A.

         7.2 CAPITAL ACCOUNT. There shall be maintained a Capital Account for each Partner in the manner set forth in Exhibit A.


                                  ARTICLE EIGHT
                                  -------------
                                  DISTRIBUTIONS
                                  -------------

         8.1 DISTRIBUTIONS OF DISTRIBUTABLE FUNDS FROM PARTNERSHIP OPERATIONS. Distributions of Distributable Funds from Partnership Operations shall be made no less frequently than quarterly, in the following proportions:

                  (a) First, to the extent of the net income of the Partnership, as determined under United States generally accepted accounting principles, excluding gains (losses) from a transaction which generates Sale or Refinancing Proceeds ("Modified Net Income"), distributions shall be made to the Partners in proportion to their Percentage Interests (which distributions shall be funded, to the extent possible, from Distributable Funds from Partnership Operations other than Sale or Refinancing Proceeds);

                  (b) Next, to the extent that Distributable Funds from Partnership Operations exceed the Modified Net Income of the Partnership (the "Excess Distributable Funds"), distributions of such Excess Distributable Funds shall be made:

                        (i) to the General Partner, to the extent that such
                  Excess Distributable Funds are not Sale or Refinancing Proceeds; provided, however, to the extent that distributions are made to the General Partner as a result of the proviso in
                  Section 8.1(b)(ii) below, an equivalent amount of distributions shall be made to the Limited Partner pursuant to this Section 8.1(b)(i) prior to any distributions being made to the General Partner pursuant to this Section 8.1(b)(i), and

                        (ii) to the Partners in proportion to, and to the extent
                  of, their relative positive Capital Account balances (after taking into account all Capital Account adjustments through the date of the event giving rise to such Sale or Refinancing Proceeds) to the extent that such Excess Distributable Funds are Sale or Refinancing Proceeds until no Partner has a positive Capital Account balance, and thereafter to the Partners in proportion to their Percentage Interests; provided, however, in no event shall the Sale or Refinancing Proceeds to be distributed to the General Partner pursuant to this Section 8.1(b)(ii) be less than the lesser of (x) the amount of taxable gain allocable to the General Partner as a result of the event giving rise to such Sale or Refinancing Proceeds (y) the amount necessary for the General Partner to meet its minimum distribution requirements under Sections 857 and 4981 of the Code, as determined by the General Partner in its reasonable discretion and taking into account any other distributions made to the General Partner pursuant to this Article Eight, as well as the capacity of the General Partner to borrow funds to satisfy such distribution requirements.

         8.2 DISTRIBUTIONS IN LIQUIDATION. Notwithstanding any provision of this Agreement to the contrary, all distributions in liquidation shall be made in accordance with Article Fourteen of this Agreement.

         8.3 COVENANTS OF LEXREIT AND CRSI.

                  (a) Lexreit covenants that as General Partner of this Partnership, Lexreit will not unreasonably cause the Partnership to withhold or refrain from distributing Distributable Funds from Partnership Operations; provided, however, that establishment of reasonable Reserves shall not constitute an unreasonable withholding or refraining from distributing Distributable Funds from Partnership Operations.

                  (b) CRSI covenants that as general partner or manager, as the case may be, of the Investment Entities, CRSI will not unreasonably cause the Investment Entities to withhold or refrain from distributing Distributable Funds from Partnership Operations.


                                  ARTICLE NINE
                                  ------------
                               PARTNERSHIP MATTERS
                               -------------------

         9.1 EXPENSES. All expenses of the Partnership including, but not limited to, expenses incurred by or on behalf of the Partnership in connection with the formation of the Partnership will be paid by the Partnership. The Partnership may borrow funds if the General Partner determines that the Partnership needs additional funds to pay its expenses.

         9.2 BANK ACCOUNTS. All Partnership income will be deposited in such bank accounts as the General Partner determines and funds deposited therein will be used only for the business and purposes of the Partnership. All withdrawals from bank accounts will be made by checks or other documents signed by the General Partner, or a person who may be designated in writing from time to time by the General Partner. The General Partner will not commingle Partnership funds with those of any other Person.

         9.3 BOOKS OF ACCOUNT. Proper and usual books of account for the Partnership will be maintained by the Partnership using the method of accounting determined by the accountants for the Partnership. The books of account will at all times be retained at the principal office of the Partnership, unless otherwise determined by the General Partner, and will be available at all reasonable times for examination and inspection by any Partner or any Partner's representative, subject to reasonable conditions to protect the confidentiality of such information.

                                   ARTICLE TEN
                                   -----------
                       MANAGEMENT; DUTIES AND RESTRICTIONS
                       -----------------------------------

         10.1 MANAGEMENT AND CONTROL OF THE PARTNERSHIP. The General Partner will have exclusive authority to manage the operations and affairs of the Partnership. Except to the extent that the consent of any Partner is required by this Agreement, the General Partner will have the exclusive management and control of the business and affairs of the Partnership and will devote such time as the General Partner, in its reasonable discretion, deems necessary to conduct the business and affairs of the Partnership.

         10.2 AUTHORITY OF THE GENERAL PARTNER. Without limiting the generality of the authority granted to the General Partner, and subject to the other provisions of this Article Ten, the General Partner, on behalf of the Partnership, will have the sole and exclusive authority to make all decisions necessary to manage the Partnership business, to enter into contracts in respect of the Partnership business, to select and dismiss employees, attorneys, accountants, brokers and consultants, and to determine terms and conditions of hiring with respect to the services provided by such persons, notwithstanding that any Partner, or a firm or corporation of which the General or a Limited Partner is a member, officer, director or stockholder, be such employee, attorney, accountant, broker or consultant.

         10.3 BORROWINGS AND LIMITATIONS ON BORROWINGS. The General Partner may incur debt on behalf of the Partnership for any purpose consistent with Section
4.1 hereof without the consent of the Limited Partners.

         10.4 INSTRUMENTS AND DOCUMENTS. Any instrument or document signed by the General Partner will conclusively be deemed to be binding on the Partnership.

         10.5 COMPENSATION. The General Partner shall not be entitled to receive compensation for services provided to the Partnership in its capacity as General Partner.

         10.6 NO MANAGEMENT POWER BY LIMITED PARTNERS. Except as set forth in
Section 10.7 hereof, the Limited Partners may not take part in the management, conduct, or control of the Partnership business nor do the Limited Partners have the right or authority to act for or bind the Partnership. The exercise of any of the rights or powers of the Limited Partners pursuant to the terms of this Agreement will not be deemed to be taking part in the day-to-day affairs of the Partnership or the exercise of control over Partnership affairs.

         10.7 LIMITATIONS ON POWERS. Notwithstanding anything in this Agreement to the contrary, the General Partner may not, without the consent of a majority, measured by Percentage Interests, of the Limited Partners: (i) issue additional Limited Partner Interests; (ii) change the General Partner, including a change resulting from a voluntary withdrawal, or a transfer or assignment by the General Partner of its general partner interest, and as further limited in
Section 12.1 hereof; (iii) execute or deliver a general assignment for the benefit of creditors of the Partnership, or appoint or acquiesce in the appointment of a custodian, receiver or trustee;

(iv) institute any proceeding for bankruptcy; (v) agree to or consummate the merger or consolidation of the Partnership with any other entity; (vi) take title to property other than in the name of the Partnership; or (vii) dissolve the Partnership. Further, except as provided in Section 18.11 hereof, amendments to this Agreement require the consent of a majority of the Limited Partners, measured by Percentage Interests, specifically including any amendment to Article Four. Provided further, consent of any Partner adversely affected (other than as the result of the issuance of additional Limited Partner Interests) by an amendment to Articles Seven, Eight, Eleven and Section 10.8 is required.

         10.8 INDEMNIFICATION OF A GENERAL PARTNER. No General Partner will have any liability to the Partnership or any of the Partners for any mistakes or errors in judgment or for any acts or omissions believed by it in good faith to be within the scope of authority conferred upon it by this Agreement and will have liability only for acts or omissions performed or omitted fraudulently or in bad faith or as a result of gross negligence or intentional wrongdoing. The fact that a General Partner has obtained the advice of legal counsel for the Partnership that any act or omission by such General Partner is within the scope of authority conferred upon it by this Agreement will be conclusive evidence that such General Partner believed in good faith such act or omission to be within the scope of authority conferred upon such General Partner by this Agreement, but such General Partner will not be required to procure such advice to be entitled to the benefit of the preceding sentence. The Partnership will indemnify and save harmless any General Partner (including any General Partner's officers, directors, shareholders, agents and employees) against and from any personal loss, liability, or damage incurred by it or any of them as a result of any act or omission with respect to which the General Partner is protected under the provisions of this Section to the fullest extent allowable by law.

         10.9 MANAGEMENT AGREEMENTS. Each of the Investment Entities and either CRSI or an affiliate thereof have entered into agreements whereby CRSI or an affiliate thereof shall provide specified services to one or more of such Investment Entities for a specified term of years, usually five, and which renew for successive one-year terms (the "Management Agreements"). In the event of the termination of any Management Agreement prior to expiration of the stated term, other than due to the sale of substantially all of the assets of such Investment Entity, CRSI (or the appropriate affiliate) will be entitled to liquidated damages in an amount equal to the annual compensation payable under such terminated Management Agreement, based on the prior twelve months' fees, times five (the "Damages"). Upon termination of a Management Agreement, the Partnership shall pay any Damages due to CRSI (or the appropriate affiliate), subject to a credit for any amount paid by such Investment Entity for Damages. Damages may be collected by CRSI through payment directly by the Partnership, or may be withheld by CRSI (to the appropriate affiliate) as general partner or manager of an Investment Entity from amounts otherwise due to the Partnership from such Investment Entity.

                                 ARTICLE ELEVEN
                                 --------------
                    TRANSFER OF LIMITED PARTNERSHIP INTERESTS
                    -----------------------------------------

         11.1 TRANSFER OF LIMITED PARTNERSHIP INTEREST. The sale, assignment, transfer, or pledge of a Limited Partnership Interest by a Limited Partner is prohibited unless the Partnership causes such Limited Partnership Interest to be registered under the Securities Act of 1933, as amended, or counsel satisfactory to the General Partner has rendered to the Partnership an opinion, in form and substance satisfactory to the General Partner, that an exemption from registration is available and that such transfer will not otherwise violate federal or state securities law. Subject to this restriction, a Limited Partner may, by written notice to the Partnership, sell, assign, transfer, pledge, or otherwise encumber its Limited Partnership Interest (including the right to receive distributions of cash flow and capital) to any person other than a person under the age of 18 years or a person theretofore declared insane, incompetent, or bankrupt; provided, however, that once a Limited Partnership Interest has been sold, assigned, transferred, pledged, or otherwise encumbered, neither the Limited Partner nor his assignee, transferee, pledgee, or otherwise (hereafter, the "Assignee") may exercise any voting rights with respect to such Limited Partnership Interest unless the Assignee becomes a Substitute Limited Partner in accordance with this Article Eleven.

         11.2 DEFERRAL OF EFFECTIVENESS OF TRANSFER. Notwithstanding anything in this Article Eleven to the contrary, if necessary to avoid a termination of the Partnership for federal income tax purposes, the effectiveness of any transfer or assignment of a Limited Partnership Interest or any part of a Limited Partnership Interest will be deferred if it will result in fifty percent (50%) or more of the total interest in Partnership capital and profits having been transferred within a twelve (12) month period. The assignor will be notified in such event and any deferred transfers will be effected (in chronological order to the extent practicable) as soon as practicable after such transfers can be effected without a termination of the Partnership for tax purposes. In the event transfers are suspended for the foregoing reason, the General Partner will give written notice of such suspension as soon as practicable to the Limited Partners.

         11.3 SUBSTITUTE LIMITED PARTNER. No Assignee may become a Substitute Limited Partner except with the written consent of the General Partner, which consent may be withheld by the General Partner in its sole and unreviewable discretion, with or without cause. If the General Partner consents, the Assignee will be admitted as a Substitute Limited Partner upon compliance with the following conditions:

                  (a) The Assignee delivers to the Partnership an executed counterpart of the instrument of assignment, satisfactory in substance and form to the General Partner, containing a statement of the assignor's desire that the Assignee be admitted as a Substitute Limited Partner.

                  (b) The General Partner consents in writing to the admission of the Assignee as a Substitute Limited Partner.

                  (c) The assignor and the Assignee execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effect such admission and the Assignee agrees to pay all expenses in connection with such admission, including, but not limited to, the cost of preparing and filing an amendment to the Partnership's Certificate.

         11.4 SUCCESSORS TO LIMITED PARTNERS. The Partnership will not terminate or dissolve upon the liquidation, insolvency, bankruptcy or withdrawal of a Limited Partner. If a Limited Partner dissolves or is declared insolvent or bankrupt, it will cease to be a Limited Partner and its successor or estate will immediately succeed to the interest of the former Limited Partner in the Net Profits, Net Losses and distributable cash of the Partnership.

         The successor or estate will be subject to all of the restrictions specified in this Article Eleven applicable to the Assignee of a Limited Partnership Interest and will not become a Substitute Limited Partner except upon compliance with the conditions specified in Section 11.3 above. The successor or estate will be entitled to receive all sums payable with respect to such Limited Partnership Interest.


                                 ARTICLE TWELVE
                                 --------------
                     TRANSFER OF GENERAL PARTNER'S INTEREST
                     --------------------------------------

         12.1 RESTRICTION ON ASSIGNMENT OF GENERAL PARTNER'S INTEREST. A General Partner may not sell, transfer, encumber or withdraw its interest in the Partnership, in whole or in part, without the written consent of a majority, measured by Percentage Interest, of the Limited Partners.

         12.2 ADDITIONAL GENERAL PARTNER. Additional General Partners may be admitted to the Partnership only upon the written consent of each Partner.


                                ARTICLE THIRTEEN
                                ----------------
               LIQUIDATION, DISSOLUTION, DEATH, LEGAL INCAPACITY,
               --------------------------------------------------
                   INSOLVENCY OR REMOVAL OF A GENERAL PARTNER
                   ------------------------------------------

         In the event of the liquidation, dissolution, death or declaration of legal incompetency of a General Partner, or the withdrawal of a General Partner, or if a General Partner does or experiences one of the acts of insolvency specified in the Act, such General Partner (in any of the foregoing cases, the "Removed General Partner") will thereupon cease to be a General Partner and the General Partner interest of the Removed General Partner will be deemed to be converted to that of a Limited Partner with the result that the Removed General Partner may no longer take part in the management or control of the Partnership business (except to the extent that a Limited Partner may do so under the express terms of this Agreement), and will continue to have the same Capital Account and will be entitled to the proportionate share of allocations and distributions that it had or was entitled to as a General Partner. In such event, the Partnership will terminate unless there is at least one other General Partner, or if within ninety (90) days after such event, a majority of the Limited Partners (measured by Percentage Interests) consent to continue the business of the Partnership and to the appointment of one or more additional General Partners. The Removed General Partner will remain liable, to the extent provided by law, for all obligations and liabilities incurred by it while a General Partner of the Partnership. The Removed General Partner will not be liable for any Partnership obligation incurred after its removal is effected by the appropriate filing of an amendment to the Partnership's Certificate reflecting its removal as a General Partner.


                                ARTICLE FOURTEEN
                                ----------------
                         DISSOLUTION OF THE PARTNERSHIP
                         ------------------------------

         14.1 TERMINATION OF PARTNERSHIP. The Partnership will dissolve upon the first to occur of the following:

                  (a) December 31, 2027;

                  (b) The sale or exchange of all of the Partnership's assets;

                  (c) The written agreement of all the Partners;

                  (d) The ninetieth (90th) day following receipt of notice of the dissolution, liquidation, insolvency, bankruptcy, death or withdrawal of a General Partner unless there is another General Partner, or unless a majority of the Limited Partners (measured by Percentage Interests) consent within such time period to the continuance of the Partnership and the appointment of a new General Partner;

                  (e) The redemption of all of the Interests of the Partners in the Partnership; or

                  (f) as otherwise provided by law.

         14.2 DISTRIBUTION UPON LIQUIDATION. Upon the dissolution of the Partnership, the General Partner or, if none, a remaining Limited Partner may proceed to liquidate and wind up the Partnership (the "Liquidating Partner"). Upon fifteen (15) days' prior written notice to all of the Partners identifying the assets to be sold, the Liquidating Partner may sell the Partnership assets at public or private sale, for whatever price and upon whatever terms and conditions the Liquidating Partner deems appropriate, and the Liquidating Partner may retain such assets as the Liquidating Partner deems appropriate, for distribution in-kind. The Partnership assets, and the net proceeds of any liquidation sale, will be applied and distributed in the following order of priority:

                  (i) To the payment of all debts and liabilities of the Partnership (including those owing to Partners for loans and interest accrued thereon) and all expenses of liquidation.

               (ii) To the setting up of such reserves as the Liquidating Partner may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership.

              (iii) To Partners, in liquidation of their Partnership interests, in accordance with the respective positive Capital Account balances of the Partners, as determined after taking into account all Capital Account adjustments as provided in Article Seven and Exhibit A for the Partnership's taxable year during which such liquidation occurs. Distributions must be made pursuant to this section by the end of the Partnership's taxable year during which such liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation).

         In the event a Partner's Partnership interest is liquidated other than in connection with the dissolution and liquidation of the Partnership, the liquidating distribution is to be made in accordance with his positive Capital Account balance, as determined after taking into account all Capital Account adjustments as provided in Article Seven and Exhibit A for the Partnership's taxable year during which such liquidation occurs. Any such liquidating distribution must be made by the end of the Partnership's taxable year during which such liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation).

         14.3 LIQUIDATING PARTNER. The Liquidating Partner will be allowed a reasonable time and, if the Liquidating Partner is not the General Partner, be paid a reasonable fee for the orderly liquidation of the Partnership. As soon as practicable after the liquidation, each of the Partners will be furnished with a statement of the Partnership's financial condition on the date of liquidation, prepared by the Partnership's accountants, showing the Partnership assets and liabilities in reasonable detail.

         14.4 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. If the Partnership is "liquidated" within the meaning of Regulations Sections 1.704-1(b)(2)(ii)(g): (a) distributions shall be made pursuant to this Article Fourteen to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2); and (b) if a General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). If the Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partner pursuant to this Article Fourteen may be:

                  (a) distributed to a trust established for the benefit of the General Partner and Limited Partner for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partner from time to time, in the discretion of the General Partner, in the same proportion as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partner pursuant to this Agreement; or

                  (b) withheld to provide a reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partner as soon as reasonably practicable.

         14.5 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Article Fourteen, if the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no event specified in
Section 14.1 has occurred, then the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed its property in kind to the General Partner and Limited Partner, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partner shall be deemed to have recontributed such property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.


                                 ARTICLE FIFTEEN
                                 ---------------
                                   TAX MATTERS
                                   -----------

         The General Partner is designated as the "Tax Matters Partner" of the Partnership for purposes of Section 6221 ET SEQ. of the Code.

         The Tax Matters Partner may, in its sole discretion, make or revoke the election referred to in Section 754 of the Code or any similar provision enacted in lieu thereof. Each of the Partners will, upon request, supply the information necessary to give proper effect to such an election, if made. All other elections required or permitted to be made by the Partnership under federal or any other tax laws may be made, and once made may be revoked, at the sole discretion of the Tax Matters Partner. With respect to any Partner whose interest in the Partnership has been affected by an election pursuant to Sections 754 or 732(d) of the Code, appropriate adjustments will be made with respect to the determination of Net Profits, Net Losses, distributions and Capital Accounts as provided in Sections 732, 734, and 743 of the Code and in Regulations Section 1.704-1(b)(2)(iv)(m).

         The Tax Matters Partner shall be reimbursed by the Partnership for all reasonable expenses incurred by it in performing its duties as Tax Matters Partner.


                                 ARTICLE SIXTEEN
                                 ---------------
                                 NOTICE; CONSENT
                                 ---------------

         Any notice, communication, document, election, demand, consent, or dissent required or permitted under this Agreement is to be in writing and will be deemed served when delivered personally or deposited in the United States mail, postage prepaid, addressed to the Partner for whom it is intended at his last address disclosed by the records of the Partnership, and if intended for the Partnership, addressed to the office thereof. Any notice intended for the personal representative of a deceased or insane Partner must be served on his duly appointed personal representative, executor, or administrator, if any, or if no such person has been appointed, on the surviving or living spouse, or if there be none, on a member of the immediate family of such Partner, in the same manner as provided above, and addressed to the person upon whom such notice is intended to be served at the last address of the Partner disclosed on the records of the Partnership. Any Partner may designate a different place for service of notice upon him or his personal representative or successors by written notice given in accordance with the provisions of this Article.


                                ARTICLE SEVENTEEN
                                -----------------
                                POWER OF ATTORNEY
                                -----------------

         17.1 APPOINTMENT. The Limited Partner, by its execution of this Agreement, and any Substitute Limited Partner, irrevocably constitute and appoint the General Partner and any successor, with full power of substitution, their true and lawful Attorney-in-Fact, in their name, place, and stead to make, execute, sign, acknowledge, record, and file, on behalf of them and on behalf of the Partnership, the following:

                  (a) a Certificate of Limited Partnership, a Report of Use of Fictitious Name, and all other certificates or instruments, and any amendments thereof, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership in the State of Ohio and to qualify the Partnership to do business in the State of Ohio and such other states as the General Partner deems appropriate;

                  (b) a Certificate of Cancellation of the Partnership and such other instruments or documents as may be deemed necessary or desirable upon the termination of the Partnership business;

                  (c) any and all amendments to the Certificate of Limited Partnership and this Agreement adopted in accordance with their terms and all instruments which the General

         Partner deems appropriate to effect a change or modification of the Partnership in accordance with the terms of this Agreement;

                  (d) any and all amendments to the Certificate of Limited Partnership or this Agreement admitting or substituting holders of Limited Partnership Interests as Limited Partners or reflecting the return to Limited Partners of any portion of their Capital Contributions;

                  (e) any and all such other instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

         17.2 POWER COUPLED WITH AN INTEREST; FACSIMILE SIGNATURES; SURVIVAL. The foregoing grant of authority: (i) is an irrevocable special power of attorney coupled with an interest and will survive the disability or incapacity of any person giving such power; (ii) may be exercised by a facsimile signature of the person giving the power or by listing the name of such person together with the names of all other persons for whom such attorney is so acting, and executing the Partnership Agreement and such other certificates, instruments, and documents with the single signature of the General Partner or of the President, Vice President or Secretary of the General Partner as such Attorney-in-Fact acting for all the Persons whose names are so listed; and (iii) will survive the delivery of any assignment by a Limited Partner of his Limited Partnership Interest.


                                ARTICLE EIGHTEEN
                                ----------------
                                  MISCELLANEOUS
                                  -------------

         18.1 VOTING. The General Partner may at any time call a meeting of the Limited Partners to vote on matters on which the Limited Partners are entitled to vote, or call for such vote without a meeting, and the General Partner will call for such a meeting or call for such vote immediately following receipt of a written request by the Limited Partners. The General Partner will notify Limited Partners by certified mail as to the time and place of any meeting called by the General Partner, and the general nature of the business to be conducted at the meeting, or, if a vote without a meeting has been called, the matter or matters to be voted on and the date by which the vote of the Limited Partners must be received. The date of such meeting, or the date by which a vote must be received if no meeting is called, will be no less than ten (10) or more than sixty (60) days following mailing of the notice by the General Partner. All expenses of the voting and such notification will be borne by the Partnership. A Limited Partner who is entitled to vote shall be entitled to cast the number of votes equal to the Percentage Interest which he owns: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting; (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast.

         18.2 VALIDITY. Each Article and Section of this Agreement is deemed severable and if for any reason any Article or Articles, Section or Sections, are invalid or contrary to any existing or future law, such invalidity will not affect the applicability or validity of any other provision of this Agreement.

         18.3 CONSTRUCTION. This Agreement for all purposes is to be construed under and governed by the laws of the State of Ohio and, except as otherwise provided, the Partnership and this Agreement and the rights and liabilities of the Partners under this Agreement will be governed by the Act, as it may from time to time be amended.

         18.4 SPECIFIC PERFORMANCE. In addition to all other remedies provided for in this Agreement or by law, the Partnership will have the right to enforce any obligation of any Partner by an action for specific performance.

         18.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will have the force and effect of an original.

         18.6 WAIVER. Failure to enforce any term or condition of this Agreement will not be deemed a waiver of that term or condition for the future, nor will any specific waiver of a term or condition at one time be deemed a waiver of such term or condition for the future.

         18.7 PARTNERS DEALING WITH THE PARTNERSHIP. Nothing in this Agreement will prohibit the Partners, or persons related to or employed by the Partners, from dealing with the Partnership; provided, however, that all prices, terms and conditions applicable to any such transactions may not be less favorable than those customarily charged by non-affiliated persons for similar goods, property or services in the same area.

         18.8 BINDING EFFECT. Except as otherwise provided in this Agreement, this Agreement will inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

         18.9 WAIVER OF PARTITION. Each of the Partners irrevocably waives any right that he may have to maintain an action for partition with respect to any of the property of the Partnership.

         18.10 NO THIRD-PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended or will be construed to confer upon or to give to any person, other than the parties or their successors in interest in accordance with the provisions of this Agreement, any rights or remedies under this Agreement or by reason of this Agreement. Without limiting the generality of the foregoing, this Agreement is not intended and may not be construed to confer upon or to give to any creditors of the Partnership, or of its Partners, any rights to or interest in the assets of the Partnership.

         18.11 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated in this Agreement and supersedes all prior negotiations, representations, warranties, commitments, offers, discussions, and writings. This Agreement may be amended (a) by the General Partner without the approval of any other Partner if such amendment is solely for the purpose of clarification and does not change the substance hereof; (b) by the General Partner without the approval of any other Partner if such amendment is for the purpose of admitting Limited Partners or Substitute Limited Partners in accordance with the terms of this Agreement; (c) by the General Partner without the approval of any other Partner if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code (or any rules or regulations promulgated in connection therewith) with respect to partnerships or of any federal or state securities laws or regulations. Any other amendment shall require the consent of a majority of the Limited Partners, measured by Percentage Interests, specifically including any amendment to Article Four; provided, however, the consent of any Partner adversely affected (other than as a result of the issuance of additional Limited Partner Interests) by an amendment to Articles Seven, Eight, Eleven and Section 10.8 is required. Any amendment made pursuant to this paragraph may be made effective as of the date of this Agreement.

         Except as otherwise specifically provided in this Section 18.11, amendments to this Agreement shall require the approval of the General Partner and the approval of a majority (measured by Percentage Interest) of the Limited Partners.

         18.12 GENDER. Except when otherwise indicated by the context, any masculine terminology used in this Agreement includes the feminine and neuter, and the neuter includes the masculine and feminine, and the definition of any term as the singular also includes the plural.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of __________, 1997.


GENERAL PARTNER:                         LIMITED PARTNER:

LEXREIT PROPERTIES, INC.                 CARDINAL REALTY SERVICES, INC.


By:                                      By:
   ----------------------------              --------------------------
____________________, President             _________________________, President

Date:___________________________         Date: ________________________________

                                    EXHIBIT A
                                    ---------

                     CAPITAL ACCOUNTS; DEFINITIONS; SPECIAL
                          ALLOCATIONS & TAX ALLOCATIONS

         1.1 A Capital Account shall be maintained for each Partner (regardless of the time or manner in which such Partner's interest was acquired) in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations ("Regulations"). Each Partner's Capital Account shall be:

                  (a) increased by (i) the amount of money contributed by the Partner to the Partnership, including the amount of any Partnership liabilities that are assumed by such Partner (other than in connection with the distribution of Partnership property as described in Regulations Section 1.704-1(b)(2)(iv)(b) and (c)), (ii) the fair market value of property contributed by the Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Internal Revenue Code of 1986, as amended ("Code")), and (iii) allocations to the Partner of Partnership Net Profits (or items thereof) under the Agreement;

                  (b) decreased by (i) the amount of money distributed by the Partnership to the Partner, including the amount of such Partner's individual liabilities that are assumed by the Partnership (other than in connection with contributions of property to the Partnership as described in Regulations Section 1.704-1(b)(2)(iv)(b) and (c)), (ii) the fair market value of property distributed by the Partnership to the Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), (iii) allocations to the Partner of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable to capital account (within the meaning of Section 705(a)(2)(B) of the Code), and (iv) allocations to the Partner of Partnership Net Losses (or items thereof) under the Agreement;

                  (c) increased by any items in the nature of income or gain which are specially allocated pursuant to Sections 1.5 and 1.6, and decreased by any items in the nature of expenses or losses which are specially allocated pursuant to Sections 1.5 and 1.6;

                  (d) if property is to be distributed to a Partner in kind, adjusted (prior to such distribution) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Partners' Capital Accounts previously) would be allocated to the Partners if there were a taxable disposition of such property for its fair market value (taking Section 7701(g) of the Code into account) as of the date of the distribution; and

                  (e) except as provided in Regulations Section
         1.704-1(b)(2)(iv)(m), computed without regard to any adjustments to the adjusted tax basis of Partnership property pursuant to an election under Section 754 of the Code which may be made by the Partner.

                  If there is a transfer of all or a part of an interest in the Partnership by a Partner, the Capital Account of the transferor Partner that is attributable to the transferred interest shall carry over to the transferee of such Partner as provided in Regulations Section 1.704-1(b)(iv)(1).

                  In the event of additional capital contributions by new or existing Partners, or a withdrawal of a Partner from the Partnership, the Capital Accounts of the Partners shall be revalued in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). The General Partner shall determine the fair market value of the assets of the Partnership for purposes of Regulations Section 1.704-1(b)(2)(iv)(f).

         1.2 The following terms shall have the following meanings:

                  (a) The term "Adjusted Capital Account Deficit" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                         (i) Credit to such Capital Account any amounts which
                  such Limited Partner is obligated to restore pursuant to any provision of the Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5); and

                        (ii) Debit to such Capital Account the items described
                  in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
                  and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (b) The term "Agreed Value" means with respect to all property contributed to or revalued by the Partnership, the fair market value of such property on the date of such contribution or revaluation as determined by the General Partner.

                  (c) The term "Capital Account Depreciation" shall mean, for each fiscal year or other period, an amount equal to the Federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to any Partnership asset for such year or other period, except that, if the Agreed Value of any asset as adjusted for any Capital Account Depreciation taken with respect thereto differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Capital Account Depreciation shall be an amount which bears the same ratio to such beginning adjusted Agreed Value as Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

                  (d) The terms "Net Profits" and "Net Losses" shall mean the taxable income and loss, respectively, of the Partnership, as determined for Federal income tax purposes, except that

                         (i) any income of the Partnership that is exempt from
                  Federal income tax and not otherwise taken into account in computing taxable income or loss shall be added to such taxable income or loss, and any related expenses not allowed as a deduction under Section 265 of the Code shall be subtracted from such taxable income or loss;

                        (ii) items of income, gain, loss and deduction relating
                  to property contributed to the Partnership or which may be revalued pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) shall be computed as if the basis of the property to the Partnership at the time of contribution or revaluation was equal to its fair market value at that time, and in lieu of the depreciation, amortization and other cost recovery deductions taken into account with respect to such property, there shall be taken into account Capital Account Depreciation for such period;

                  Net Profits and Net Losses shall include, where the context requires, related Federal income tax items such as capital gain or loss, tax preferences, investment interest, depreciation, cost recovery, depreciation recapture and cost recovery recapture; and

                       (iii) any items which are specially allocated pursuant to
                  Sections 1.5 and 1.6 hereof shall not be taken into account.

                  Net Profits or Net Losses (or items thereof) shall be considered to have been earned or accrued ratably over the period of the fiscal year of the Partnership, except that, if permitted under the applicable provisions of the Code, Net Profits or Net Losses (or items thereof) arising from the disposition of assets shall be taken into account as of the date thereof.

                  (e) The term "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(l) of the Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Sections 1.704-2(c) and
         (d) of the Regulations.

                  (f) The term "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  (g) The term "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  (h) The term "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

                  (i) The term "Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(1) of the Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Sections 1.704-2(i)(2) and (3) of the Regulations.

                  (j) The term "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) of the Regulations.

         1.3 ALLOCATION OF NET PROFITS AND NET LOSSES. Except as provided in
Section 1.4, and after giving effect to Sections 1.5 and 1.6, Net Profits and Net Losses of the Partnership for a taxable year shall be allocated among the Partners in accordance with their Percentage Interests in the Partnership.

         1.4 LIMITATION ON ALLOCATION OF NET LOSSES. Notwithstanding anything to the contrary herein, Net Losses of the Partnership shall not be allocated to a Limited Partner if such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit. Any such allocation of Net Losses shall be reallocated to the General Partner.

         1.5 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                  (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 1.5, and subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), (4) and (5), if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 1.5(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (b) PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 1.5, except Section 1.5(a), and subject to the exception in Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 1.5(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (c) QUALIFIED INCOME OFFSET. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
         or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 1.5(c) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this
         Section 1.5 have been tentatively made as if this Section 1.5(c) were not in the Agreement.

                  (d) GROSS INCOME ALLOCATION. In the event any Limited Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Limited Partner is obligated to restore pursuant to any provision of the Agreement and
         (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 1.5(d) shall be made only if and to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in Section
         1.5 have been made as if Section 1.5(c) hereof and this Section 1.5(d) were not in the Agreement.

                  (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in accordance with their Percentage Interests.

                  (f) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
         Section 1.704-2(i).

                  (g) SECTION 754 ADJUSTMENTS. To the extent the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
         Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the General Partner and Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         1.6 CURATIVE ALLOCATIONS.

                  (a) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 1.6(b) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 1.6(c) hereof, and the "Partner Nonrecourse Regulatory Allocations", as defined in Section 1.6(d) hereof.

                  (b) The "Basic Regulatory Allocations" consist of (i) allocations pursuant to the last sentence of Section 1.4 and (ii) allocations pursuant to Sections 1.5(c), 1.5(d), and 1.5(g) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the General Partner and Limited Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to the General Partner and each Limited Partner shall be equal to the net amount that would have been allocated to the General Partner and each such Limited Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 1.6(b) shall only be made with respect to allocations pursuant to Section 1.5(g) hereof to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                  (c) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 1.5(a) and 1.5(e) hereof. Notwithstanding any other provision of this

         Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the General Partner and Limited Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to the General Partner and each Limited Partner shall be equal to the net amount that would have been allocated to the General Partner and each such Limited Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to Section 1.6(c) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this Section 1.6(c) shall be deferred with respect to allocations pursuant to Section 1.5(e) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 1.5(a) hereof.

                  (d) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 1.5(b) and 1.5(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partner and Limited Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to the General Partner and each Limited Partner shall be equal to the net amount that would have been allocated to the General Partner and each such Limited Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 1.6(d) shall be made with respect to allocations pursuant to Section 1.5(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Nonrecourse Debt Minimum Gain, and (ii) allocations pursuant to this Section 1.6(d) shall be deferred with respect to allocations pursuant to Section 1.5(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 1.5(b) hereof.

                  (e) The General Partner shall have reasonable discretion, with respect to each Partnership fiscal year, to (i) apply the provisions of Sections 1.6(b), 1.6(c), and 1.6(d) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Sections 1.6(b), 1.6(c), and 1.6(d) hereof among the General Partners and Limited Partners in a manner that is likely to minimize such economic distortions.

         1.7 TAX ALLOCATIONS. Items of income, gain, loss or deduction for Federal income tax purposes will be allocated among the Partners in the same manner as such items were allocated to the Partners' Capital Accounts pursuant to Sections 1.2, 1.3, 1.4, 1.5 and 1.6 hereof. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the General Partner and Limited Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its Agreed Value.

In the event the Agreed Value of any Partnership asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Agreed Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Agreement. Allocations pursuant to this Section 1.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing any Partner's Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of the Agreement.

                                    EXHIBIT B
                                    ---------

                               ROSTER OF PARTNERS


     GENERAL PARTNER                                    CAPITAL CONTRIBUTION                  PERCENTAGE INTEREST
     ---------------                                    --------------------                  -------------------

LEXREIT PROPERTIES, INC.                                Interests in the                              60%
41 South High Street, 24th Floor                        Properties listed on
Columbus, OH 43215                                      Exhibit C hereto, with
                                                        an agreed aggregate
                                                        value of $__________.


     LIMITED PARTNERS                                   CAPITAL CONTRIBUTION                  PERCENTAGE INTEREST
     ----------------                                   --------------------                  -------------------

CARDINAL REALTY SERVICES, INC.                          Interests in the                              40%
6954 Americana Parkway                                  Properties listed on
Reynoldsburg, OH 43068                                  Exhibit C hereto, with
                                                        an agreed aggregate
                                                        value of $__________.

                                    EXHIBIT C
                                    ---------

                       ORIGINAL CONTRIBUTION OF PROPERTIES


INVESTMENT ENTITY                         PERCENTAGE INTEREST
-----------------                         -------------------

                                    EXHIBIT D
                                    ---------

                      SUBSEQUENT CONTRIBUTION OF PROPERTIES


INVESTMENT ENTITY                                          PERCENTAGE INTEREST
-----------------                                          -------------------

LIMITED PARTNERSHIP AGREEMENT
OF CARDINAL PROPERTIES L.P.